UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2020
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Suite 2700
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 1, 2020, R1 RCM Inc. (the “Company”) completed the previously announced acquisition of scheduling.com, Inc. d/b/a SCI Solutions, Inc. (“SCI”), pursuant to a stock purchase agreement dated as of January 9, 2020 (the “Stock Purchase Agreement”), by and among the Company, Clearsight Intermediate Holdings, Inc. (the “Seller Blocker”) and Clearsight Group Holdings, LLC (the “Seller”).

At the closing of the transaction, the Company purchased from the Seller all of the issued and outstanding equity interests of the Seller Blocker, which owns all of the issued and outstanding equity interests of SCI. The aggregate purchase price consisted of $190 million in cash, which was adjusted pursuant to the Stock Purchase Agreement for estimated cash and working capital at the closing of the transaction, and is subject to a post-closing adjustment process. The Company will also be required to make an additional earn-out payment of up to $10 million if certain financial and operational targets are met within twelve months following the closing date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 26, 2019,  the Company entered into a senior credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and the lenders named therein for senior secured credit facilities consisting of a $325.0 million senior secured term loan facility (the “Senior Term Loan”) and a $100.0 million senior secured revolving credit facility. On March 20, 2020, the Company entered into Amendment No. 1 to the Credit Agreement (the “Amendment”), pursuant to which the lenders named in the Amendment agreed to provide an additional $191.1 million incremental delayed-draw term loan facility (the “Incremental Term Loan”) on the same terms as its existing Senior Term Loan provided under the Credit Agreement.

The Incremental Term Loan was drawn substantially concurrently with the acquisition of SCI. The proceeds of the Incremental Term Loan were used to fund the purchase price for SCI and related expenses. The Incremental Term Loan has terms consistent with those of the Senior Term Loan, including with respect to interest, maturity, amortization and prepayments and has the same affirmative and negative covenants and events of default as those applicable to the Senior Term Loan under the Credit Agreement.

Item 7.01 Regulation FD
On April 1, 2020, the Company issued a press release announcing the completion of the acquisition of SCI. A copy of the press release is attached as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
The required financial information will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information
The required financial information will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K must be filed.
(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*
Stock Purchase Agreement, dated as of January 9, 2020, by and among R1 RCM Inc., Clearsight Intermediate Holdings, Inc. and Clearsight Group Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 13, 2020).

99.1	Press release issued on April 1, 2020.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 1, 2020

R1 RCM Inc.

		By:	/s/ Richard B. Evans, Jr.

Richard B. Evans, Jr.
Interim Chief Financial Officer